UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Jos. A. Bank Clothiers, Inc.

(Name of the Registrant as Specified In Its Charter)

EMINENCE CAPITAL, LLC

EMINENCE GP, LLC

RICKY C. SANDLER

BRUCE J. KLATSKY

NORMAN S. MATTHEWS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Certain Information Regarding the Participants

In connection with its solicitation of proxies for the 2014 Annual Meeting of Jos. A. Bank Clothiers, Inc. (“JOSB”), Eminence Capital, LLC intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC. Investors and security holders are urged to read the preliminary proxy statement in its entirety and the definitive proxy statement and other relevant documents when they become available, because they will contain important information regarding the proxy solicitation. The preliminary and definitive proxy statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in any such proxy solicitation: Eminence Capital, LLC, Eminence GP, LLC, Ricky C. Sandler, Bruce J. Klatsky and Norman S. Matthews. Investors and security holders of JOSB can obtain additional information regarding the direct and indirect interests of the participants by reading the proxy statement when it becomes available.

As of the date of this filing Eminence Capital, LLC, may be deemed to be the beneficial owner of 1,371,756 shares of common stock of JOSB and 4,684,200 shares of common stock of The Men’s Wearhouse, Inc. (“MW”). Eminence GP, LLC may be deemed to be the beneficial owner of 1,262,085 shares of common stock of JOSB and 4,279,223 shares of common stock of MW, and Mr. Sandler may be deemed to be the beneficial owner of 1,371,756 shares of common stock of JOSB and 4,684,200 shares of common stock of MW. Eminence Capital, LLC is the investment manager of the Eminence funds and the investment advisor to a separately managed account. Eminence GP, LLC is the general partner of certain affiliates of Eminence Capital, LLC. Mr. Sandler is the Chief Executive Officer of Eminence Capital, LLC and the Managing Member of Eminence GP, LLC.

EMINENCE CAPITAL NOMINATES TWO RETAIL INDUSTRY VETERANS AS INDEPENDENT DIRECTORS TO JOS. A. BANK BOARD

NEW YORK, NY (January 21, 2014) – Eminence Capital, LLC, which owns 4.9% of the common stock of Jos. A. Bank Clothiers, Inc. (JOSB), today announced that it has nominated two industry veterans for election as directors to the Board at Jos. A. Bank’s annual meeting. The nominees include:

•	Bruce J. Klatsky, former Chairman of Phillips-Van Heusen Corporation (PVH), a position he held from 1994 until June 2007, and
•	Norman S. Matthews, former President of Federated Department Stores and active and former board member of other retail and consumer companies.

“We are very pleased that these two highly experienced retail executives have agreed to stand for election as independent directors at the 2014 meeting of Jos. A. Bank shareholders. Their knowledge and success in the retail industry as well as their commitment to maximizing shareholder value have been clearly evident throughout their long and distinguished careers,” said Ricky C. Sandler, Chief Executive Officer of Eminence Capital.

“We want to reiterate that we intend to support Men’s Wearhouse’s nominees and will withdraw our nominees if those proposed by Men’s Wearhouse are still in the running at the time of the Jos. A. Bank annual meeting,” Sandler said.

Additional Information on Eminence Capital Nominees

Bruce Klatsky stepped down as Chairman of PVH in 2007. During his 13 years as CEO, he led the transformation of a 120 year-old shirt company into one of the largest apparel and footwear companies in the world. He oversaw the operations and strategic development of the multi-division NYSE-traded public company with approximately 20,000 employees, annual sales in excess of $2 billion, and brand revenues of approximately $6 billion. In 2002, he led the successful acquisition and integration of Calvin Klein, a transaction that added a great brand to a roster of companies that produce and distribute men’s dress shirts, footwear and sportswear. These brands include Van Heusen, G.H. Bass & Co., Geoffrey Beene, Izod, Arrow, and dress shirt labels such as Kenneth Cole, Arrow, BCBG Max Azria, Chaps, Sean Jean, Michael Kors, and Donald Trump.

Klatsky also serves as the Lead Independent Director of Gazal Corporation, one of the largest publicly traded Australian retail and apparel companies, and was on the board of

Charming Shoppes, a multi-billion dollar specialty retail company, until it was acquired in 2012.

Norman Matthews spent more than 10 years at Federated Department Stores, retiring in 1988 as President. He served for three years as Vice Chairman of Federated and four years as Chairman of the Gold Circles Stores Division. Matthews also serves on the boards of Henry Schein, Inc. and Spectrum Brands Holdings, Inc., and is the Chairman of the Board of Directors of The Children’s Place Retail Stores, Inc. He previously served on the boards of Sunoco, Toys ‘R’ Us, Federated Department Stores, and Galyan’s.

About Eminence Capital, LLC

Eminence Capital, LLC is an asset management firm founded in 1998 that currently manages approximately $4.9 billion on behalf of institutions and individuals. The firm employs a bottom-up, research-driven investment strategy that utilizes a combination of industry research, rigorous financial analysis and dialog with company management to execute its investment process.

Additional Information Regarding the Proxy Solicitation

In connection with its solicitation of proxies for the 2014 Annual Meeting of Jos. A. Bank Clothiers, Inc. (“JOSB”), Eminence Capital, LLC intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC. Investors and security holders are urged to read the preliminary proxy statement in its entirety and the definitive proxy statement and other relevant documents when they become available, because they will contain important information regarding the proxy solicitation. The preliminary and definitive proxy statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in any such proxy solicitation: Eminence Capital, LLC, Eminence GP, LLC, Ricky C. Sandler, Bruce J. Klatsky and Norman S. Matthews. Investors and security holders of JOSB can obtain additional information regarding the direct and indirect interests of the participants by reading the materials to be filed today under cover of Schedule 14A with the SEC.

Forward Looking Statements

This press release may include forward looking statements that reflect our current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” or similar words are often used to identify forward looking statements. All forward looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward looking statements made in this press release are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, JOSB or its business, operations or financial condition. Except to the extent

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required by applicable law, we undertake no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise.

Investors Contact:

Edward McCarthy/Thomas Germinario

D.F. King & Co., Inc.

(212) 269-5550

Media Contact:

Scott Tagliarino/Samantha Leon

ASC Advisors LLC

(203) 992-1230

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